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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                         SECURITIES EXCHANGE ACT OF 1934


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                 DATE OF EARLIEST EVENT REPORTED: JULY 17, 1998

                                 PENTACON, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                      001-13931                 76-0531585
(STATE OR OTHER JURISDICTION      (COMMISSION FILE NO.)       (I.R.S. EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)


                          9432 OLD KATY ROAD, SUITE 222
                              HOUSTON, TEXAS 77055
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 463-8850

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On July 17, 1998, Pentacon, Inc. (the "Company") consummated the acquisition of all of the issued and outstanding capital stock of Texas International Aviation, Inc. (the "Business Acquired"). The Business Acquired is engaged in the business of distributing fasteners and other small parts and providing inventory procurement and management services to the aerospace industry. The Business Acquired is based in Grand Prarie, Texas. The consideration paid by the Company for the Business Acquired was determined through negotiations between representatives of the Company and the owners of the Business Acquired; the consideration paid consisted of an aggregate of 566,858 shares of common stock of the Company and approximately $10.6 million in cash. The cash portion of the consideration paid for the Business Acquired was funded through borrowings under the Company's $75 million credit facility. The Company intends to continue using the assets of the Business Acquired in the fasteners and other small parts distribution and inventory procurement and management services businesses.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Businesses Acquired

        The Company believes that it is impractical to provide financial statements of the Business Acquired on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

        (b)    Pro Forma Financial Information

        The Company believes that it is impractical to provide pro forma financial information reflecting the Business Acquired, and will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.


        (c)    Exhibits

        2.1 Agreement and Plan of Merger dated as of July 17, 1998 among Pentacon, Inc., TIA Acquisition Corp., Texas International Aviation, Inc. and James B. Cassels, James W. Cassels, Frances Cassels, Gregory S. Cassels, the James Boyakin Cassels Trust, The Gregory Scott Cassels Trust, and Merritt B. Horrell.

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                                SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  PENTACON, INC.


                                  By:  /s/  BRUCE M. TATEN
                                       Bruce M. Taten
                                       Senior Vice President and General Counsel

Date:  July 24, 1998

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